Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-275218), Forms S-3 (Nos. 333-282681, 333-291173, and 333-286742), Form S-4 (No. 333-271566), and Form S-8 (No. 333-289096) of our report dated March 24, 2026, with respect to the consolidated financial statements of Spectral AI, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Dallas, Texas

March 24, 2026